Exhibit 10.19

AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY
Merrill Lynch – 1300, 1350, and 1400 American Boulevard, Hopewell Township, NJ
THIS AGREEMENT (“Agreement”) is made and entered into as of the Effective Date by and between ARC DB5PROP001, LLC, a Delaware limited liability company and, its sole member, AMERICAN FINANCE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (collectively “Seller”), and CAPITAL COMMERCIAL INVESTMENTS, INC., a Texas corporation (“Buyer”).
In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.Terms and Definitions. The terms listed below shall have the respective meaning given them as set forth adjacent to each term.
(a)    “Broker” shall mean Cushman & Wakefield, acting as Seller’s agent.
(b)    “Closing” shall mean the consummation of the transaction contemplated herein, which shall occur, subject to any applicable extension periods set forth in this Agreement, on the date that is twenty (20) days after the last day of the Due Diligence Period (as defined herein) unless the Buyer waives the full Due Diligence Period and elects to close earlier by providing written notice thereof to Seller. The date of Closing is sometimes hereinafter referred to as the “Closing Date.” Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the Escrow Agent prior to the date of Closing.
(c)    “Due Diligence Period” shall mean the period beginning upon the Effective Date and extending until 11:59 PM ET on the date that is thirty (30) days thereafter or the earlier date on which Seller receives written notice of Buyer’s waiver of the Due Diligence Period.
(d)    “Earnest Money” shall mean, collectively, (i) “Initial Earnest Money” in the amount of ONE MILLION and NO/100 DOLLARS ($1,000,000.00) and (ii) “Additional Earnest Money” in the amount of TWO MILLION and No/100 Dollars ($2,000,000.00). The Initial Earnest Money shall be delivered to Escrow Agent within three (3) business days after the Effective Date. The Additional Earnest Money shall be delivered to Escrow Agent within three (3) business days after the expiration of the Due Diligence Period. The Earnest Money shall be deposited by Buyer in escrow with Escrow Agent, to be applied as part payment of the Purchase Price at the time the sale is closed, or disbursed as agreed upon in accordance with the terms of this Agreement.

PSA – Merrill Lynch – 1300, 1350, and 1450 American Boulevard, Hopewell Township, NJ

(e)    “Effective Date” This Agreement shall be signed by both Seller and Buyer. The date of execution and delivery of this Agreement by both Seller and Buyer shall be the “Effective Date” of this Agreement.
(f)    “Escrow Agent” shall mean Chicago Title Insurance Company, whose address is 2828 Routh Street, Suite 800, Dallas, Texas; Attention: Pamela Medlin, Telephone: 214.220.1824; Telecopy: 214.965.1627; E-mail: pmedlin@fnf.com. The parties agree that the Escrow Agent shall be responsible for (i) organizing the issuance of the Title Commitment and title policy, (ii) preparation of the closing statement, and (iii) collection and disbursement of the funds.
(i)     “Lease” shall mean that certain Lease Agreement, dated as of December 12, 2012, between Seller, as successor in interest to CF Hopewell Core LLC, as landlord, and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as tenant (“Tenant”), as amended.
(a)    “Property” shall mean (i) that certain real property located at 1300, 1350, and 1400 American Boulevard, Hopewell Township, NJ, being more particularly described on Exhibit A attached hereto and incorporated herein (the “Real Property”) together with the buildings, facilities and other improvements located thereon (collectively, the “Improvements”); (ii) all right, title and interest of Seller in and to all air and subsurface rights appurtenant to the Real Property; (iii) all right, title and interest of Seller under the Lease and all prepaid rents and security deposits (if any) as set forth in the Lease; (iv) all right, title and interest of Seller in and to the machinery, lighting, electrical, mechanical, plumbing and heating, ventilation, air conditioning systems and furniture used in connection with the Real Property and the Improvements, and all carpeting, draperies, appliances and other fixtures and equipment attached or appurtenant to the Real Property together with all personal property (other than furniture, equipment not necessary to operate the Improvements or building systems and not permanently affixed to the Improvements or Real Property, trade fixtures and inventory) owned by Seller and located on the Real Property or on and/or in the Improvements; (v) all right, title and interest of Seller to any unpaid award, if any, for (1) any taking or condemnation of the Property or any portion thereof, or (1) any damage to the Property or the Improvements or any portion thereof; (vi) all easements, licenses, rights and appurtenances relating to any of the foregoing; and (vii) all right, title and interest of Seller in and to all plans, site plans, surveys and specifications, architectural drawings, building permits and other permits issued in connection with the construction, operation, use or occupancy of the Improvements, and any warranties, tradenames, logos (including any federal or state trademark or tradename registrations), or other identifying name or mark now used in connection with the Real Property and/or the Improvements, but expressly excluding any such property to the extent owned by Tenant.
(b)     “Purchase Price” shall mean ONE HUNDRED FORTY-EIGHT MILLION and NO/100 DOLLARS ($148,000,000.00).

(c)    Seller and Buyer’s Notice address
(i)    “Buyer’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:
Capital Commercial Investments, Inc.
800 Brazos Street, Suite 660
Austin, TX 78701
Attn: Paul D. Agarwal and Robb Buchanan
Tel. No.: 512-628-2769 – Agarwal; 512-628-2788 – Buchanan
Fax No. 512-472-7056
Email: dagarwal@capitalcommercial.com
rbuchanan@capitalcommercial.com

And to:
Sneed, Vine & Perry, P.C.
900 Congress Ave., Suite 300
Austin, Texas 78701
Attn: William D. Brown
Tel No.: 512-494-3128
Fax No.: 512-476-1825
Email: bbrown@sneedvine.com
(ii)    “Seller’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:
ARC DB5PROP001, LLC
c/o AR Global Investments, LLC
405 Park Avenue, 15th Floor
New York, New York 10022
Attn: Jesse C. Galloway
Tel No.: 212-415-6500
E-mail: jgalloway@ar-global.com

With a copy to:
Ryan Reimers
AR Global Investments, LLC
7621 Little Avenue, Suite 200
Charlotte, North Carolina 28226
Tel. No.: 704-626-4403
Email: rreimers@ar-global.com
2.    Purchase and Sale of the Property. Subject to the terms of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property for the Purchase Price.

3.    Payment of Purchase Price. The Purchase Price to be paid by Buyer to Seller shall be paid by wire transfer of immediately available funds in the amount of the Purchase Price plus or minus prorations, credits and adjustments as provided in Section 4 and elsewhere in this Agreement to Escrow Agent, at the time of Closing, or as otherwise agreed to between Buyer and Seller.
4.    Proration of Expenses and Payment of Costs and Recording Fees.
(a)    The parties will each execute and deliver to Escrow Agent for the Closing a closing statement setting forth the Purchase Price and all closing credits, prorations, charges, costs and adjustments contemplated by this Agreement. All prorations will be calculated as of the Closing Date, based upon the latest available information, with all income and expense for the Closing Date being allocated to Buyer. Buyer will receive a credit for any rent and other amounts paid or payable by the Tenant for the period beginning with and including the Closing Date through and including the last day of the month in which Closing occurs (including any monthly estimates of common area maintenance charges, taxes, insurance or similar expenses). All other income, expense, credits and charges to Buyer and Seller will be similarly prorated as of the Closing Date. Real estate taxes and assessments, to the extent not the sole responsibility of the Tenant under the Lease and paid directly by Tenant to the applicable taxing authority, will be prorated on an accrual basis and, if actual amounts are not available, will be based upon the current valuation and latest available tax rates or assessments. All pre-paid or abated Rents or deposit amounts (including any tax or expense escrows and any security deposits) held by Seller under the Lease, if any, will be paid to Buyer in the form of a credit against the Purchase Price.
(b)    No later than ninety days after the Closing Date (“Final Adjustment Date”), Seller and Buyer will make a final adjustment of any income and expense amounts for which final adjustments or prorations were not determined at Closing, if any. Any net adjustment in favor of Buyer or Seller is to be paid in cash by the other no later than thirty (30) days after such final adjustment has been made. If after Closing either party otherwise discovers any errors, or receives additional information, indicating that the prorations were inaccurate, such party will promptly notify the other and the parties will correctly re-prorate the amounts in question. No such correction will be required later than twelve (12) months after the Closing Date unless prior to such date the party seeking the correction has given a written notice to the other Party specifying the nature and basis for such correction. This Section 4(b) shall survive Closing.
(c)    Seller shall pay or be charged with the following costs and expenses in connection with this transaction which costs shall be referred to as “Seller’s Closing Costs”:
(i)Broker’s commission payments (for sales commissions earned), in accordance with Section 23 of this Agreement;

(ii)Title policy premiums for any endorsements issued in connection with such policies that Seller elects to purchase to cover title issues, if any;

(iii)Transfer taxes and conveyance fees on the sale and transfer of the Property; and

(iv)Any costs incurred in connection with the release of existing debt, including, but not limited to, prepayment penalty fees and recording fees for documents providing for the release of the applicable Property from the existing debt.

(d)    Buyer shall pay or be charged with the following costs and expenses in connection with this transaction, which costs shall be referred to as “Buyer’s Closing Costs”:

(i)    100% of all title policy premiums, including search costs and any endorsements issued in connection with such policies other than endorsements that Seller elects to purchase to cover title issues, if any all fees relating to the granting, executing and recording of the deed for the Property;
(ii)    All costs and expenses in connection with Buyer’s financing, including appraisal, points, commitment fees and the like and costs for the filing of all documents necessary to complete such financing and related documentary stamp tax and intangibles tax and/or mortgage tax;
(iii)    Buyer shall pay for the cost of its own survey, Phase 1 environmental study and due diligence investigations; and
(iv)    Mansion taxes.
(e)    Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
(f)    Seller and Buyer each shall pay one-half of all reasonable escrow fees charged by Escrow Agent.
5.    Title. At Closing, Seller agrees to convey to Buyer fee simple marketable title to the Property by special warranty deed, free and clear of all liens, defects of title, conditions, easements, assessments, restrictions, and encumbrances except for Permitted Exceptions (as hereinafter defined).
6.    Examination of Property. Seller and Buyer hereby agree as follows:
(a)    Buyer shall order a title insurance commitment (the “Title Commitment”) from Escrow Agent and a current or updated survey for the Property (the “Survey”) promptly after the date hereof. Buyer shall have ten (10) days after receipt of the Title Commitment and the Survey, but in no event later than the expiration of the Due Diligence Period, to object to all matters shown in the Title Commitment or Survey (“Title Matters”) by delivering written notice thereof to Seller and the Escrow Agent (“Objections”). With respect to any Title Matters which Buyer fails to make an Objection prior to the expiration of the Due Diligence Period, such Title Matters shall be deemed “Permitted Exceptions”. However, Permitted Exceptions shall not include any mechanic’s lien or other monetary lien encumbering the fee interest of Seller in the Property, or any deeds of trust, mortgage, or other loan documents secured by the Property, (collectively, “Liens”). Seller shall be required to cure or remove all Liens (by payment, bond deposit or indemnity acceptable to Escrow Agent). Seller shall have no obligation to cure any Objections, except as aforesaid, provided Seller notifies Buyer of any Objections which Seller elects not to remove or cure within five (5) business days following receipt of Buyer’s Objections and if no such notice is given, it will be deemed that Seller has elected not to remove or cure such Objection. In the event that Seller refuses (or is deemed to have refused) to remove or cure any Objections, Buyer shall have the right to terminate this Agreement upon written notice to Seller given within five (5) business days after receipt (or deemed receipt) of Seller’s notice, upon which termination the Earnest Money shall be returned to Buyer and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. If no such notice is given by Buyer within such five (5) business day period, then Buyer’s right of termination will be deemed waived and all such title Objections will be deemed Permitted Exceptions. If any matter not revealed in the Title Commitment is discovered by Buyer or by the Escrow Agent and is added to the Title Commitment by the Escrow Agent at or prior to Closing, Buyer shall have three (3) business days after the Buyer’s receipt of the updated, revised Title Commitment showing the new title exception, together with a legible copy of any such new matter, to provide Seller and Escrow Agent with an Objection to any such new title exception. Seller shall have two (2) business days after receipt of Buyer’s new Objection to notify Buyer as to whether Seller elects to remove or cure such new Objection and the Closing shall be adjourned until the date that is five (5) days after Seller delivers such notification to Buyer. If Seller does not elect to remove or cure such new Objection, or if Seller fails to remove or cure such Objection prior to the date of Closing (as may have been adjourned as set forth above), Buyer may terminate this Agreement, in which case the Earnest Money (less the Independent Consideration) shall be returned to Buyer and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein.
(b)    Within five (5) days following the Effective Date, Seller shall provide to Buyer copies of the documents and materials pertaining to the Property as set forth on Exhibit H, (“Due Diligence Materials”), to the extent within Seller’s possession or reasonably obtainable by Seller. Additionally, during the term of this Agreement, Buyer, its agents, contractors and designees, (collectively “Buyer’s Representatives”) shall have the right, subject to the rights of Tenant, to enter the Property for the purposes of inspecting the Property, conducting soil tests, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may reasonably require to assess the condition and suitability of the Property; provided, however, that such activities by or on behalf of Buyer or Buyer’s Representatives on the Property shall not damage the Property nor interfere with construction on the Property or the conduct of business by Tenant under the Lease; and provided further, however, that Buyer shall indemnify and hold Seller harmless from and against any and all claims or damages to the extent resulting from the activities of Buyer or Buyer’s Representative on the Property, and Buyer shall repair any and all damage caused, in whole or in part, by Buyer and return the Property to its condition prior to such damage, which obligation shall survive Closing or any termination of this Agreement. The foregoing indemnity shall not include any claims, demands, causes of action, losses, damages, liabilities, costs or expenses (including attorneys’ fees and disbursements) that result from (y) the mere discovery, by Buyer or Buyer’s Representatives, of any violations of laws or pre-existing conditions on the Property during Buyer’s investigations conducted pursuant to, and in accordance with, the terms of this Agreement or (z) the negligence or willful misconduct of Seller or any of Seller’s representatives. Seller shall reasonably cooperate with the efforts of Buyer and Buyer’s Representatives to inspect the Property and the Improvements. Notwithstanding the foregoing, Buyer shall not have the right to conduct an environmental Phase II examination without the express prior written consent of Seller. Notwithstanding anything herein to the contrary, Buyer’s environmental consultant may perform a Phase I Environmental Site Assessment on the Property. Buyer, in performing such due diligence, agrees to use commercially reasonable efforts to comply with reasonable procedures and with any and all laws, ordinances, rules, and regulations applicable to the Property and will not engage in any activities which would violate any permit, license, or Environmental Law or other regulation. During the time period in which Buyer or Buyer’s Representatives are accessing the Property, Buyer shall maintain, and shall cause Buyer’s Representatives to maintain, at Buyer's expense, a policy of comprehensive general public liability insurance with a combined single limit of not less than $2,000,000 per occurrence for bodily injury and property damage, insuring Buyer and Seller, as additional insureds, against any injuries or damages to persons or property that may result from or are related to Buyer's or Buyer’s Representative’s entry upon the Property and any investigations or other activities conducted thereon. Prior to the first entry on the Property, Buyer shall deliver, and shall cause Buyer’s Representatives to deliver, certificates of insurance to Seller confirming compliance with the foregoing insurance requirements. Upon signing this Agreement, Seller shall provide Buyer with the name of a contact person(s) for the purpose of arranging site visits. Buyer shall give Seller reasonable written notice (which in any event shall not be less than two (2) business days) before entering the Property, and Seller may have a representative present during any and all examinations, inspections and/or studies on the Property. Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement by giving written notice thereof to Seller and the Escrow Agent prior to the expiration of the Due Diligence Period, in which event this Agreement shall become null and void, Buyer shall receive a refund of the Earnest Money less the sum of $100.00 to be paid to Seller as independent consideration (the “Independent Consideration”), and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein. If no such notice of termination is given by Buyer prior to the expiration of the Due Diligence Period, Buyer’s right of termination pursuant to this Section 6(b) will be deemed waived, Buyer shall be deemed to be satisfied with condition of the Property, the Earnest Money will be deemed non-refundable (except as otherwise provided in Section 6 with respect to title objections not cured by Seller, in Section 7 with respect to a casualty loss or condemnation prior to Closing, in Section 6(c) with respect to Seller’s failure to the deliver the required Tenant Estoppel Certificate, and in Section 9(a) with respect to Seller’s default) and the parties will proceed to Closing in accordance with this Agreement.
(c)    Within five (5) business days following the expiration of the Due Diligence Period, Seller shall request an estoppel certificate certified to the Buyer and Buyer’s lender (and simultaneously provide Buyer with a copy of such request) and a waiver of Tenant’s right of first refusal, if any. It shall be a condition of Closing that Seller shall have obtained an estoppel certificate from Tenant substantially in the form attached hereto as Exhibit F or, if applicable, in the Tenant’s standard approved form of estoppel certificate (the “Tenant Estoppel Certificate”) and Seller shall use good faith efforts to obtain the same. Seller shall promptly deliver to Buyer photocopies or pdf files of the executed estoppel certificate when Seller receives the same. If Seller does not provide the Tenant Estoppel Certificate at least five (5) business days prior to Closing, the Closing shall be adjourned to the date that is five (5) business days after the date Seller delivers the Tenant Estoppel Certificate to Buyer. If Seller fails to provide the Tenant Estoppel Certificate within thirty (30) days from the original scheduled Closing Date, then Buyer may terminate this Agreement by delivering written notice thereof to Seller, upon which termination the Earnest Money (less the Independent Consideration) shall be refunded to Buyer, and Seller and Buyer shall be released from any and all rights, obligations and liability hereunder, except those which are specifically stated herein to survive any termination hereof.
(d)    Seller shall use good faith efforts to obtain estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Buyer (the “REA Estoppels”). To the extent any such reciprocal easement agreement provides for the delivery of an estoppel certificate, Buyer’s receipt of the REA Estoppels shall be a condition precedent to Buyer’s obligation to close the purchase of the Property and the failure of the applicable third parties to deliver any applicable estoppel certificate as to a reciprocal easement agreement shall afford Buyer the right to either extend the Closing Date for up to ten (10) days to afford Seller additional time to deliver the REA Estoppels to Buyer, or Buyer may terminate this Agreement by delivering written notice thereof to Seller no later than Closing Date, upon which termination the Earnest Money (less the Independent Consideration) shall be refunded to Buyer, and Seller and Buyer shall be released from any and all rights, obligations and liability hereunder, except those which are specifically stated herein to survive any termination hereof.
7.    Risk of Loss/Condemnation. Upon an occurrence of a casualty, condemnation or taking, Seller shall notify Buyer in writing of same. Until Closing, the risk of loss or damage to the Property, except solely as to loss or damage caused by Buyer or Buyer’s Representatives during the Due Diligence Period, shall be borne by Seller. In the event all or any portion of the Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that: (a) Tenant has a right of termination or abatement of rent under the Lease, or (b) with respect to any casualty, if the cost to repair such casualty would exceed $1,000,000, or (c) with respect to any condemnation, any Improvements (including any portion of the parking lots located on the Real Property) or access to the Property or more than ten percent (15%) of the Property is (or will be) condemned or taken, then, Buyer may elect to terminate this Agreement by providing written notice of such termination to Seller within ten (10) business days after Buyer’s receipt of notice of such condemnation, taking or damage, upon which termination the Earnest Money (less the Independent Consideration) shall be returned to the Buyer and neither party hereto shall have any further rights, obligations or liabilities under this Agreement, except as otherwise expressly set forth herein. With respect to any condemnation or taking (of any notice thereof), if Buyer does not elect to cancel this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards. With respect to a casualty, if Buyer does not elect to terminate this Agreement or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the proceeds under Seller’s insurance policies covering the Property with respect to such damage or destruction (or pay to Buyer any such proceeds received prior to Closing), together with all of Seller’s rights to fully adjust and settle the insurance claim and pay to Buyer the amount of any deductible with respect thereto, and Buyer shall be entitled to receive and keep any monies received from such insurance policies.
8.    Earnest Money Disbursement. The Earnest Money shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:
(a)    If the Closing occurs, Escrow Agent shall deliver the Earnest Money to, or upon the instructions of, Seller and Buyer on the Closing Date to be applied as part payment of the Purchase Price. If for any reason the Closing does not occur, Escrow Agent shall deliver the Earnest Money to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this clause (a). Subject to the last sentence of this clause (a), if for any reason the Closing does not occur and either party makes a written demand (the “Demand”) upon Escrow Agent for payment of the Earnest Money, Escrow Agent shall give written notice to the other party of the Demand within one business day after receipt of the Demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court. Notwithstanding the foregoing provisions of this clause (a) if Buyer delivers a notice to Escrow Agent and Seller stating that Buyer has terminated this Agreement on or prior to the expiration of the Due Diligence Period, then Escrow Agent shall immediately return the Earnest Money to Buyer without the necessity of delivering any notice to, or receiving any notice from Seller.
(b)    The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent’s mistake of law respecting Escrow Agent scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent shall hold the Earnest Money in escrow and shall disburse the Earnest Money pursuant to the provisions of this Section 8.
9.    Default
(a)    In the event that Seller is ready, willing and able to close in accordance with the terms and provisions hereof, and Buyer defaults in any of its obligations undertaken in this Agreement, then subject to the notice and cure rights set forth below, Seller shall be entitled to, as its sole and exclusive remedy to either: (i) waive such default and proceed to Closing in accordance with the terms and provisions hereof; or (ii) declare this Agreement to be terminated, and Seller shall be entitled to immediately receive all of the Earnest Money as liquidated damages as and for Seller’s sole remedy. Upon such termination, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein. Seller and Buyer agree that (x) actual damages due to Buyer’s default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances, (y) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by Seller as a result of having withdrawn the Property from the market, and (z) Buyer desires to limit its liability under this Agreement to the amount of the Earnest Money paid in the event Buyer fails to complete Closing. Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer. Nothing contained herein shall limit or restrict Seller's ability to pursue any rights or remedies it may have against Buyer with respect to Buyer’s obligations in Section 23, Section 29 and the specific indemnification obligations described in Section 6(b) resulting from Buyer or Buyer’s Representatives’ due diligence investigations conducted on the Property, all of which expressly survive the termination of this Agreement as provided herein. In no event under this Section or otherwise shall Buyer be liable to Seller for any punitive, speculative or consequential damages. Notwithstanding the foregoing, if Buyer is in default of any of its obligations, covenants or agreements contained in this Agreement, Seller agrees to give Buyer written notice specifically setting forth such default, and Buyer shall have three (3) business days to cure such default prior to Seller having the right exercise the remedies set forth above; provided, however, in no event shall such cure period extend beyond the Closing Date and there shall be no notice required or cure period allowed if such default relates to any covenant or agreement to be performed by Buyer at the Closing.
(b)    In the event that Buyer is ready, willing and able to close in accordance with the terms and provisions hereof, and Seller defaults in the obligations herein taken by Seller with respect to the Property, then subject to the notice and cure rights set forth below, Buyer may, as its sole and exclusive remedy, either: (i) waive any unsatisfied conditions and proceed to Closing in accordance with the terms and provisions hereof; (ii) terminate this Agreement by delivering written notice thereof to Seller no later than Closing, upon which termination the Earnest Money shall be refunded to Buyer and Seller shall reimburse Buyer for Buyer’s actual, out-of-pocket expenses incurred in connection with this transaction, in an amount not to exceed $25,000.00, which return and payment shall operate as liquidated damages, and to terminate this Agreement and release Seller and Buyer from any and all rights, obligations and liability hereunder, except those which are specifically stated herein to survive any termination hereof; (iii) by notice to Seller given on or before the Closing Date, extend the Closing Date for a period of up to thirty (30) days (the “Closing Extension Period”) to permit Seller to remedy such default, and the “Closing Date” shall be moved to the last day of the Closing Extension Period, or (iv) file an action for specific performance of this Agreement, provided however, any such action for specific performance must be filed within thirty (30) days of Seller’s default. If specific performance is unavailable to Buyer due to Seller’s willful or fraudulent act of transferring title to a third party, then in addition to the foregoing remedies, Buyer shall have the right to pursue a claim for damages. If Buyer so extends the Closing Date, then Seller may, but shall not be obligated to, cause said conditions to be satisfied during the Closing Extension Period. If Seller does not cause said conditions to be satisfied during the Closing Extension Period, then Buyer shall have the remedies set forth in Section 9(b) (i) through (iv) above except that the term “Closing” shall read “Extended Closing”. In no event under this Section or otherwise shall Seller be liable to Buyer for any punitive, speculative or consequential damages. Notwithstanding the foregoing, if Seller is in default of any of its obligations, covenants or agreements contained in this Agreement, Buyer agrees to give Seller written notice specifically setting forth such default, and Seller shall have three (3) business days to cure such default prior to Buyer having the right exercise the remedies set forth above; provided, however, in no event shall such cure period extend beyond the Closing Date and there shall be no notice required or cure period allowed if such default relates to any covenant or agreement to be performed by Seller at the Closing.
10.    Closing. The Closing shall consist of the execution and delivery of documents by Seller and Buyer, as set forth below, and delivery by Buyer to Seller of the Purchase Price in accordance with the terms of this Agreement. Seller shall deliver to Escrow Agent for the benefit of Buyer at Closing the following executed documents:
(a)    A Special Warranty Deed in the form attached hereto as Exhibit B;
(b)    An Assignment and Assumption of Lease, in the form attached hereto as Exhibit C;
(c)    A Bill of Sale for the personal property, if any, in the form attached hereto as Exhibit D;
(d)    An Assignment of Contracts, Permits, Licenses and Warranties in the form of Exhibit E;
(e)    A settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;
(f)    All transfer tax statements, declarations, affidavits of consideration, and filings as may be necessary or appropriate for purposes of recordation of the deed;
(g)    A certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non-foreign status of Seller;
(h)    Letter to Tenant in form of Exhibit G attached hereto; and
(i)    Such other instruments as are reasonably required by Escrow Agent to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.
At Closing, Buyer shall instruct Escrow Agent to deliver the Earnest Money to Seller which shall be applied to the Purchase Price, shall deliver the balance of the Purchase Price to Seller and shall execute and deliver execution counterparts, as applicable, of the closing documents referenced above. The Closing shall be held through the mail by delivery of the closing documents to the Escrow Agent on or prior to the Closing or such other place or manner as the parties hereto may mutually agree. Buyer shall have the right to advance the Closing upon ten (10) days prior written notice to Seller; provided that all conditions precedent to both Buyer’s and Seller’s respective obligations to proceed with Closing under this Agreement have been satisfied (or, if there are conditions to a party’s obligation to proceed with Closing that remain unsatisfied, such conditions have been waived by such party). Buyer shall have a one-time option to extend the Closing Date by up to thirty (30) days by delivering to Escrow Agent an additional ONE MILLION and NO/100 DOLLARS ($1,000,000.00) (“Extension Earnest Money”), provided Buyer provides Seller with notice of such extension five (5) days prior to the previously scheduled Closing Date. The Extension Earnest Money shall become part the Earnest Money and shall be deemed non-refundable except as otherwise set forth in this Agreement. The Closing shall be held through the mail by delivery of the closing documents to the Escrow Agent on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.
11.    Representations by Seller. For the purpose of inducing Buyer to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Seller makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date:
(a)    Seller is duly organized (or formed), validly existing and in good standing under the laws of its state of organization, and to the extent required by law, the state in which the Property is located. Seller has the power and authority to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller’s obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and all closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound;
(b)    Except for any tax appeals and/or contests initiated by Seller and/or Tenant, if any, Seller has not received any written notice of any current or pending litigation, condemnation proceeding or tax appeals affecting Seller or the Property and Seller does not have any knowledge of any threatened litigation, condemnation proceeding or tax appeals against Seller or the Property;
(c)    Seller has not entered into any contracts, subcontracts or agreements affecting the Property which will be binding upon Buyer after the Closing other than the Lease;
(d)    Except for violations cured or remedied on or before the date hereof, Seller has not received any written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to the Property (which has not been cured) and Seller has no knowledge of any such violation;
(e)    Seller has fee simple title to the Property, and as of the Closing, such title will be free and clear of all liens and encumbrances except for Permitted Exceptions and Seller is the sole owner of the entire lessor’s interest in the Lease. The Property constitutes one or more separate tax parcels for purposes of ad valorem taxation;
(f)    With respect to the Lease: (i) the Lease forwarded to Buyer under Section 6(b)(i) is a true, correct and complete copy of the Lease; (ii) the Lease is in full force and effect and there is no default by landlord under the Lease or any pending dispute between the landlord and Tenant thereunder; (iii) no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of the Lease or any extension or renewal thereof; (iv) Seller has no outstanding obligation to provide Tenant with an allowance to construct, or to construct at its own expense, any tenant improvements.
(g)    There are no occupancy rights, leases or tenancies affecting the Property other than the Lease. Neither this Agreement nor the consummation of the transactions contemplated hereby is subject to any first right of refusal or other purchase right in favor of any other person or entity; and apart from this Agreement, Seller has not entered into any written agreements for the purchase or sale of the Property, or any interest therein which has not been terminated;
(h)    To Seller’s knowledge, except as set forth in the environmental reports previously delivered by Seller to Buyer, no hazardous substances have been generated, stored, released, or disposed of on or about the Property by Seller in violation of any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”). For purposes of this Subsection, “hazardous substances” shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws; and
As used in this Agreement, the words “Seller's knowledge” or words of similar import shall be deemed to mean, and shall be limited to, the actual (as distinguished from implied, imputed or constructive) knowledge of Akomea Poku-Kankam, without any duty of inquiry or investigation, and shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller or any affiliate thereof. Seller represents to Buyer that Akomea Poku-Kankam is the Seller’s representative that has the most knowledge about the ownership, operation and management of the Property. To the extent Buyer discovers prior to the Closing or acquires actual knowledge of any inaccuracy in a representation and warranty of Seller in this Agreement and the Closing occurs, such representation and warranty shall be deemed modified to reflect the inaccuracy discovered by Buyer. Seller’s representations and warranties set forth in this Agreement shall survive the Closing for a period of six (6) months and any action brought on Seller’s representations and warranties shall be commenced within said six (6) month period or shall be forever barred and waived. In no event shall Buyer be entitled to make a claim for breach of such representations or warranties and Seller shall have no liability in connection therewith (i) unless and until the aggregate amount of all such claims exceeds $50,000.00 or (ii) for any amount in excess of $500,000.00 in the aggregate.
12.    Representations by Buyer. Buyer represents and warrants to, and covenants with, Seller as of the date hereof and as of the Closing Date as follows:
(a)    Buyer is duly formed, validly existing and in good standing under the laws of its state of organization, and on the Closing Date, to the extent required by law, the State in which the Property is located is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power and authority to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder.

(b)    This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms.
(c)    Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.
The representations and warranties of Buyer shall survive Closing for a period of six (6) months.
13.    Conditions Precedent to Buyer’s Obligations. Buyer’s obligation to pay the Purchase Price, and to accept title to the Property, shall be subject to the following conditions precedent on and as of the date of Closing:
(a)    Seller shall deliver to Escrow Agent on or before the Closing the items set forth in Section 10 above;
(b)    The representations and warranties of Seller contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing; and
(c)    Seller shall have delivered to Buyer a written waiver by any party of any right of first refusal, right of first offer or other purchase option that Tenant or any other such party has pursuant to the Lease or otherwise to purchase the Property from Seller, if any.
In the event that the foregoing conditions precedent have not been satisfied as of Closing, Buyer shall have the rights and remedies set forth in Section 9(b) of this Agreement.
14.    Conditions Precedent to Seller’s Obligations. Seller’s obligation to deliver title to the Property shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of Closing:
(a)    Buyer shall deliver to Escrow Agent on the Closing Date the remainder of the Purchase Price, subject to adjustment of such amount pursuant to Section 4 hereof and all applicable documents to be delivered by Buyer in accordance with Section 10 above;
(b)    The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing; and
15.    Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date: (i) delivered by facsimile transmission or by electronic mail (e.g. email), (ii) delivered in person, (iii) upon the dated tendered for delivery to the recipient if deposited in the United States mail, registered or certified, return receipt requested, or (iv) on the next business day following delivery to a nationally recognized overnight courier for next business day delivery, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith. Notwithstanding the foregoing, Seller and Buyer agree that notice may be given on behalf of each party by the counsel for each party and notice by such counsel in accordance with this Section 15 shall constitute notice under this Agreement.
16.    Seller Covenants. Seller agrees that it: (a) shall, to the extent of its obligations under the Lease, continue to operate and manage the Property in the same manner in which Seller has previously operated and managed the Property; (b) shall, to the extent of its obligations under the Lease, subject to Section 7 hereof and subject to reasonable wear and tear, maintain the Property in the same (or better) condition as exists on the date hereof; and (c) shall not, except as may be required by the terms of the Lease, without Buyer’s prior written consent; (i) amend the Lease in any manner, nor enter into any new lease, license agreement or other occupancy agreement with respect to the Property; (ii) consent to an assignment of the Lease or a sublease of the premises demised thereunder or a termination or surrender thereof; (iii) terminate the Lease nor release any guarantor of or security for the Lease, if any; and/or (iv) cause, permit or consent to an alteration of the premises demised thereunder (unless such consent is non-discretionary).
17.    Performance on Business Days. A "business day" is a day which is not a Saturday, Sunday or legal holiday recognized by the Federal Government. Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-business day, the period in question shall end on the next succeeding business day.
18.    Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.
19.    Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
20.    No Representations or Warranties/    As is Release.
(a)    Buyer hereby acknowledges, understands and agrees that it has an opportunity to inspect the Property as set forth in Section 6 herein, and except as set forth in this Agreement, including specifically, but without limitation, Section 11 of this Agreement, and Seller’s special warranty of title contained in the Deed, the Property shall be conveyed at Closing to Buyer in “as-is” condition with no representation or warranties whatsoever.
(b)    Buyer acknowledges and agrees that the Property shall be sold, and Buyer shall accept possession of the Property on the Closing Date “AS IS – WHERE IS, WITH ALL FAULTS,” with no right of setoff or reduction in the Purchase Price, and Buyer shall assume the risk that adverse physical, environmental, economic or legal conditions may not have been revealed by Buyer's investigations. Except as expressly set forth in Section 11 and in the documents delivered at Closing as described in Section 10, neither Seller, its employees, representatives, agents, counsel, broker, sales agent, nor any partner, member, officer, director, employee, trustee, shareholder, principal, parent, subsidiary, affiliate, agent or attorney of Seller, its counsel, broker or sales agent, nor any other party related in any way to any of the foregoing (collectively, “Seller's Representatives”) have or shall be deemed to have made any representations or warranties, express or implied, regarding the Property or any matters affecting the Property, including without limitation the physical condition of the Property, title to or boundaries of the Property, pest control, soil conditions, the presence or absence, location or scope of any hazardous materials in, at, or under the Property, compliance with building, health, safety, land use or zoning Laws, other engineering characteristics, traffic patterns and all other information pertaining to the Property. Buyer moreover acknowledges (i) that Buyer is a sophisticated buyer, knowledgeable and experienced in the financial and business risks attendant to an investment in real property and capable of evaluating the merits and risks of entering into this Agreement and purchasing the Property, (ii) that Buyer has entered into this Agreement in reliance on its own (or its experts') investigation of the physical, environmental, economic and legal condition of the Property, and (iii) that Buyer is not relying upon any representation or warranty concerning the Property made by Seller or Seller’s Representatives other than as expressly set forth in Section 11 and in the documents delivered at Closing as described in Section 10. Seller shall not have any liability of any kind or nature for any subsequently discovered defects in the Property, whether the defects were latent or patent.
(c)    Buyer acknowledges that prior to the Closing, Buyer was afforded the opportunity for full and complete investigations, examinations and inspections of the Property. Buyer acknowledges and agrees that (i) all information and documents in any way relating to the Property furnished to, or otherwise made available for review by Buyer (the “Property Information”) may have been prepared by third parties and may not be the work product of Seller and/or Seller's Representatives; (ii) neither Seller nor any of Seller's Representatives has made any independent investigation or verification of, or has any knowledge of, the accuracy or completeness of, the Property Information; and (iii) Buyer is relying solely on its own investigations, examinations and inspections of the Property and is not relying in any way on the Property Information furnished by Seller or any of Seller's Representatives.
(d)    Buyer or anyone claiming by, through or under Buyer hereby fully and irrevocably releases Seller and Seller's Representatives from any and all claims that it may now have or hereafter acquire against Seller or Seller's Representatives for any cost, loss, liability, damage, expense, action or cause of action, whether foreseen or unforeseen, arising from or related to any structural, engineering or environmental condition at the Property, including without limitation the presence or absence, location or scope of any hazardous materials in, at, or under the Property (whether patent, latent or otherwise) as of the date of Closing. Buyer further acknowledges and agrees that this release shall be given full force and effect according to each of its expressed terms and provisions, including but not limited to those relating to unknown and suspected claims, damages and causes of action.
21.    Applicable Law. This Agreement shall be construed under the laws of the State or Commonwealth in which the Property is located, without giving effect to any state's conflict of laws principles.
SELLER AND BUYER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY RIGHT EACH MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED AND DELIVERED BY A PARTY IN CONNECTION HEREWITH (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE).
22.    Tax-Deferred Exchange. Buyer and Seller respectively acknowledge that the purchase and sale of the Property contemplated hereby may be part of a separate exchange (an “Exchange”) being made by each party pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated with respect thereto. In the event that either party (the “Exchanging Party”) desires to effectuate such an exchange, then the other party (the “Non-Exchanging Party”) agrees to cooperate fully with the Exchanging Party in order that the Exchanging Party may effectuate such an exchange; provided, however, that with respect to such Exchange (a) all additional costs, fees and expenses related thereto shall be the sole responsibility of, and borne by, the Exchanging Party; (b) the Non-Exchanging Party shall incur no additional liability as a result of such exchange; (c) the contemplated exchange shall not delay any of the time periods or other obligations of the Exchanging Party hereby, and without limiting the foregoing, the scheduled date for Closing shall not be delayed or adversely affected by reason of the Exchange; (d) the accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the Exchanging Party's obligations under the Agreement; and (e) the Non-Exchanging Party shall not be required to hold title to any land other than the Property for purposes of the Exchange. The Exchanging Party agrees to defend, indemnify and hold the Non-Exchanging Party harmless from any and all liability, damage or cost, including, without limitation, reasonable attorney's fees that may result from Non-Exchanging Party's cooperation with the Exchange. The Non-Exchanging Party shall not, by reason of the Exchange, (i) have its rights under this Agreement, including, without limitation, any representations, warranties and covenants made by the Exchanging Party in this Agreement (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller), or in any of the closing documents (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller) contemplated hereby, adversely affected or diminished in any manner, or (ii) be responsible for compliance with or deemed to have warranted to the Exchanging Party that the Exchange complies with Section 1031 of the Code.
23.    Broker’s Commissions. Buyer and Seller each hereby represent that, except for the Broker listed herein, there are no other brokers involved or that have a right to proceeds in this transaction. Seller shall be responsible for payment of commissions to the Broker pursuant to a separate written agreement executed by Seller. Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Buyer shall have no obligations hereunder with respect to any claim by Broker). The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.
24.    Assignment. This Agreement may be not assigned by Buyer, and any assignment or attempted assignment by Buyer shall constitute a default by Buyer hereunder and shall be null and void, provided, however, Buyer may assign this Agreement to a newly formed special purpose entity (either a limited liability company or limited partnership) where an affiliate of Buyer who is either controlled by or under common control with Buyer or Paul D. Agarwal (the sole shareholder of Buyer) serves as a manager, managing member or general partner of the assignee, without Seller’s consent, provided further that Buyer shall remain primarily obligated hereunder notwithstanding such assignment.

25.    Attorneys’ Fees. In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s attorneys’ fees and disbursements and court costs incurred in such action.
26.    Time of the Essence. Time is of the essence with respect to each of Buyer’s and Seller’s obligations hereunder.
27.    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement which are transmitted by electronically shall be valid for all purposes, however any party shall deliver an original signature on this Agreement to the other party upon request.

28.    Anti-Terrorism. Neither Buyer or Seller, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).
1.    Confidentiality.
(a)    Buyer agrees that neither it nor Buyer’s Representatives shall at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, entity or association any knowledge or information acquired by Buyer or Buyer’s Representatives from Seller or by Buyer’s own inspections and investigations, other than matters that were in the public domain at the time of receipt by Buyer, provided that Buyer may disclose such terms of this Agreement and its reports, studies, documents and other matters generated by it as Buyer deems necessary or desirable to Buyer’s attorneys, accountants, financial advisors, investors and lenders, in connection with Buyer’s investigation of the Property and/or purchase of the Property, provided that the parties to whom such information is disclosed are informed of the confidential nature thereof and agree to keep the same confidential in accordance with this Agreement.
(b)    Buyer acknowledges that damages alone may be an inadequate remedy for any breach by it or Buyer’s Representatives of the terms of this Section 29 and agrees that, in addition to any other remedies that Seller may have, Seller shall be entitled to injunctive relief in any court of competent jurisdiction against any breach of this Section 29.
[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SELLER:
ARC DB5PROP001, LLC, a Delaware limited liability company
By: American Finance Operating Partnership, L.P., a Delaware limited partnership, its sole member
By: American Finance Trust, Inc., a Maryland Corporation, its general partner

By: /s/ Jesse C. Galloway
   Name: Jesse C. Galloway
   Title: Authorized Signatory
   Date: October 11, 2016
BUYER: CAPITAL COMMERCIAL INVESTMENTS, INC., a Texas corporation By: /s/ Paul D. Agarwal Name: Paul D. Agarwal Title: President Date: October 11, 2016

AMERICAN FINANCE OPERATING
PARTNERSHIP, L.P., a Delaware limited
partnership

By: American Finance Trust, Inc.,
a Maryland Corporation, its general partner

By: /s/ Jesse C. Galloway
Name: Jesse C. Galloway
Title: Authorized Signatory
Date: October 11, 2016

[SIGNATURE PAGE TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY]

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO ESCROW AGENT AND THE EARNEST MONEY.

ESCROW AGENT:
CHICAGO TITLE INSURANCE COMPANY

By:     /s/ Pamela Medlin
Name:    Pamela Medlin
Title:     Escrow Office
Date:     October 12, 2016

EXHIBITS
Exhibit A    -    Legal Description of Real Property
Exhibit B    -    Form of Special Warranty Deed
Exhibit C    -    Form of Assignment and Assumption of Lease
Exhibit D    -    Form of Bill of Sale
Exhibit E    -    Form of Assignment of Contracts, Permits, Licenses and Warranties
Exhibit F    -    Form of Tenant Estoppel Certificate
Exhibit G    -    Form of Tenant Notice
Exhibit H    -    Due Diligence Materials

EXHIBIT A
LEGAL DESCRIPTION OF REAL PROPERTY
All that certain plot, piece or parcel of land, with the building and improvements thereon erected, situate, lying and being in the Township of Hopewell, County of Mercer, State of New Jersey, bounded and described as follows:
All lots 3.03 and 3.04 in Block 91, as shown on titled "Scotch Road Office park North Campus Final Subdivision of Lots 1.03, 2 and 3 in Block 91" file April 7, 1999 in the Mercer County Clerk's Office as Filed Map No. 3385 A, B and C.
Together with the benefit of a Perpetual, non exclusive rights and easement of access and utility, drainage and ground water system facilities as set forth in Corrected Easement Agreement recorded February 21, 2008 in Book 5809 page 119, and the benefit of, non exclusive rights and easement of use in and to the Common Areas and Facilities as set forth in Corrected Amended and Restated Declaration and Covenants, easements, Restrictions of South field Office Park recorded February 21, 2008 in Book 5810 page 1, and Perpetual, non exclusive rights and easement of access and parking and common space as set forth in Reciprocal Easement Agreement Hopewell Campus recorded December 19, 2012 in Book 6161 page 1226.

A-1

EXHIBIT B
FORM OF SPECIAL WARRANTY DEED
[Subject to Local Counsel Review]
This document prepared by:
(and return to :)
___________________________
___________________________
___________________________
___________________________

Tax Parcel No. ______________________________
SPECIAL WARRANTY DEED
THIS INDENTURE, made on the _____ day of ______________, 2016, by and between ARC DB5PROP001, LLC, a Delaware limited liability company ("Grantor"), and ________________________________________, a ______________, whose address is ________________________________ ("Grantee")
W I T N E S S E T H:
THAT Grantor, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, does by these presents, sell and convey unto the said Grantee, its successors and assigns, the lots, tracts or parcels of land lying, being and situated in the County of Mercer, State of New Jersey, and more fully described on Exhibit "A" attached hereto and incorporated herein by reference, together with all buildings, facilities and other improvements, located thereon.
SUBJECT TO any taxes and assessments not yet due and payable, easements, covenants and restrictions of record, legal highways, and any matters which would be disclosed by a current survey of the Property.
TO HAVE AND TO HOLD the premises aforesaid with all and singular, the rights, easements, privileges, appurtenances and immunities thereto belonging or in any wise appertaining unto the said Grantee and unto Grantee's successors and assigns forever, the said Grantor hereby covenanting that Grantor will warrant and defend the title to said premises unto the said Grantee and unto Grantee's successors and assigns, against the lawful claims and demands of all persons claiming under or through Grantor, but not otherwise.

B-1

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed the day and year first above written.
GRANTOR:
ARC DB5PROP001, LLC, a Delaware limited liability company

By:
                        Name:
                        Its:

[ACKNOWLEDGMENT]

B-2

EXHIBIT C
FORM OF
ASSIGNMENT AND ASSUMPTION OF LEASE
ARC DB5PROP001, LLC, a Delaware limited liability company ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ______________________________ ("Assignee"), all of Assignor's right, title and interest in and to that certain Lease dated December 12, 2012, between Assignor, as successor in interest to CF Hopewell Core LLC, as landlord, and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as tenant (as amended from time to time, the “Lease”), including any and all security deposits under the Lease, if any.
Subject to the limitations set forth below, Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignee by reason of the failure of Assignor to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor, or landlord under and by virtue of the Lease prior to the date of this Assignment. Subject to the limitations set forth below, Assignee does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor or landlord under and by virtue of the Lease on and after the date of this Assignment.
By executing this assignment, Assignee hereby accepts the assignment of and assumes Assignor’s obligations and liabilities set forth in the Lease from and after the date hereof.
IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment this ______ day of ______________, 2016, which Assignment is effective this date. This Assignment may be executed in counterparts, which when taken together shall be deemed one agreement.
ASSIGNOR:        ASSIGNEE:
ARC DB5PROP001, LLC,
a Delaware limited liability company

By:         By:_________________________________
Name:         Name:
Title:         Title:

C-1

EXHIBIT D
FORM OF BILL OF SALE
For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ARC DB5PROP001, LLC, a Delaware limited liability company, having an address at c/o AR Global Investments, LLC, 405 Park Avenue, 15th Floor, New York, New York 10022 (“Seller”), hereby bargains, sells, conveys and transfers to ____________________________ (“Buyer”), a _______________________________, all of Seller’s right, title and interest in and to those certain items of personal and intangible property (including any warranty made by third parties in connection with the same and the right to sue on any claim for relief under such warranties) (the “Personal Property”) owned by Seller and located at or held in connection with that certain real property located in the State of New Jersey, as more particularly described on Schedule A attached hereto and made a part hereof.
Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including, without limitation, with respect to title, merchantability of the Personal Property or its fitness for any particular purpose, the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Buyer accepts the Personal Property on an “as is, where is” basis.
IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this ___ day of _______, 2016.
SELLER:
ARC DB5PROP001, LLC,
a Delaware limited liability company

By:
Name:
Title:

D-1

SCHEDULE A
TO BILL OF SALE
[Add legal description of Real Property]

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EXHIBIT E
FORM OF ASSIGNMENT OF CONTRACTS,
PERMITS, LICENSES AND WARRANTIES
THIS ASSIGNMENT, made as of the ___ day of ________, 2016, by ARC DB5PROP001, LLC, a Delaware limited liability company (“Assignor”), to _____________________________, a __________________________________________(“Assignee”).
W I T N E S S E T H:
WHEREAS, by Agreement of Purchase and Sale (the “Purchase Agreement”) dated as of ________, 2016, between Assignor and Assignee, Assignee has agreed to purchase from Assignor as of the date hereof, and Assignor has agreed to sell to Assignee, that certain property located at 1300, 1350 and 1400 American Boulevard, Hopewell Township, Mercer County, New Jersey (the “Property”); and
WHEREAS, Assignor desires to assign to Assignee as of the date hereof all of Assignor’s right, title and interest in contracts, permits, trademarks, licenses and warranties held by Assignor in connection with the Property (collectively, the “Contracts”).
NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Contracts. Assignor agrees without additional consideration to execute and deliver to Assignee any and all additional forms of assignment and other instruments and documents that may be reasonably necessary or desirable to transfer or evidence the transfer to Assignee of any of Assignor's right, title and interest to any of the Contracts.
By executing this assignment, Assignee hereby accepts the assignment of and assumes Assignor’s obligations and liabilities set forth in the Contracts from and after the date hereof. This Assignment shall be governed by the laws of the State of New Jersey, applicable to agreements made and to be performed entirely within said State.
IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first above written.
ASSIGNOR:        ASSIGNEE:
ARC DB5PROP001, LLC,
a Delaware limited liability company

By:         By

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Name:         Name:______________________________
Title:         Title:

EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE
The undersigned, Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as tenant (“Tenant”), under that certain lease agreement dated December __, 2012, between ARC DB5PROP001, LLC, a Delaware limited liability company, Assignor, as successor in interest to CF Hopewell Core LLC, as landlord (“Landlord”), and Tenant, as tenant, relating to certain premises commonly known as 1300, 1350 and 1400 American Boulevard, Hopewell Township, Mercer County, New Jersey, does hereby certify to (a)                             (“Buyer”), (b)                                  (“Buyer’s Lender”)and its successors and assigns, and (c) Fidelity National Title Insurance Company, as follows:
1.Attached hereto as Exhibit A is a true and complete copy of the lease, and all endorsements, modifications, supplements, guarantees and other agreements relating thereto (collectively, the “Lease”).
2.The Lease is presently in full force and effect and has not been amended, modified or assigned, except as set forth on Exhibit A. Tenant has no notice of any assignment, pledge or hypothecation by Landlord of the rents due under the Lease since the date of the Lease.
3.The term of the Lease has commenced and the full rental, together with additional rent as provided in the Lease, is now accruing thereunder. The fixed monthly rental (the “Fixed
Rent”) as of the date hereof is $    . There exists no dispute

between Landlord and Tenant as to the Fixed Rent as provided in the Lease.
4.Tenant’s proportionate share of real estate taxes and operating expenses as set forth in the Lease (collectively, “Additional Rent”) is 100%. There exists no dispute between Landlord and Tenant as to current or past Additional Rent as provided in the Lease.
5.The premises demised pursuant to the Lease (the “Premises”), including any improvements required by the terms of the Lease to be made by Landlord, have been completed to the satisfaction of Tenant, and Tenant has accepted possession of the same pursuant to the Lease. All construction obligations and other material obligations relating to the preparation of the Premises for occupancy by Tenant to be performed by Landlord pursuant to the Lease have been satisfied. All payments, if any, required to be made by Landlord to the Tenant for any leasehold improvements have been made.
6.The term of the Lease commenced on December ___, 2012, and expires on                 , 20___.
7.The Fixed Rent due under the Lease has been paid as provided in the Lease through December, 2012, and all amounts billed by Landlord for Additional Rent have been paid to date as provided in the Lease and no payment due under the Lease has been made more than 30 days in advance of its due date.

8.There exist no defenses or offsets to the enforcement of the Lease by Landlord and there are no defaults or breaches on the part of the Landlord under the Lease. No event has occurred which, with the passage of time, the giving of notice, or both, would constitute a default or breach under the Lease. Tenant is not entitled to any abatements, offsets, credits, or deductions of the Fixed Rent or Additional Rent due under the Lease. Tenant has no present right to cancel or terminate the Lease under the terms thereof or otherwise except as provided in the Lease.
9.Except as expressly set forth in the Lease, there exist no options to purchase, rights of first refusal, rights of first offer, options to renew, or options to expand or contract the Premises, in favor of Tenant.
10.Tenant has not executed or otherwise agreed to any sublease, assignment or other rental or occupancy agreement with respect to the Premises.
11.No security deposit or other deposit is required to be paid or has been paid to Landlord under the Lease.
12.The address for notices to be sent to Tenant is:
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Corporate Real Estate
Mail Code NC2-109-06-05
13850 Ballantyne Corporate Place
Charlotte, NC 28277
Attn: Lease Administration
With a copy to:
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mail Code AZ3-162-01-01 3075 Chandler, AZ 28277 Attn: Transaction Specialist
13.No petition has been filed by or against Tenant for protection under bankruptcy, creditor’s rights, insolvency or other similar statutes.
[Remainder of this page intentionally left blank; Signature page follows]

This certification may be relied upon by Agent and Lenders and their respective successors and assigns, and First American Title Insurance Company, as well as any persons dealing with any of such parties.
Dated: _____, 2016.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, a Delaware corporation

By: _____________________________
Name:
Title:

EXHIBIT G
FORM OF NOTICE TO TENANT
TO:    Merrill Lynch, Pierce, Fenner & Smith, Incorporated
Corporate Real Estate
Mail Code NC2-109-06-05
13850 Ballantyne Corporate Place
Charlotte, NC 28277
Attn: Lease Administration

Re:    Notice of Change of Ownership of 1300, 1350 and 1400 American Boulevard, Hopewell Township, Mercer County, New Jersey
Ladies and Gentlemen:
YOU ARE HEREBY NOTIFIED AS FOLLOWS:
That as of the date hereof, the undersigned has transferred, sold, assigned, and conveyed all of its right, title and interest in and to the above-described property, (the “Property”) to [INSERT NAME OF BUYER] (the “New Owner”) and assigned to New Owner, all of the undersigned’s right, title and interest under that certain Lease, dated December 12, 2012, between Merrill Lynch, Pierce, Fenner & Smith, Incorporated as tenant and ARC DB5PROP001, LLC, a Delaware limited liability company, as successor in interest to CF Hopewell Core LLC, as landlord (the “Lease”), together with any security deposits or letters of credit held thereunder.
Accordingly, New Owner is the landlord under the Lease and future notices and correspondence with respect to your leased premises at the Property should be made to the New Owner at the following address:

You will receive a separate notification from New Owner regarding the new address for the payment of rent. In addition, to the extent required by the Lease, please amend all insurance policies you are required to maintain pursuant to the Lease to name New Owner as an additional insured thereunder and promptly provide New Owner with evidence thereof.

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Very truly yours,

ARC DB5PROP001, LLC, a Delaware limited liability company

By:
Name:
Title:

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EXHIBIT H
DUE DILIGENCE MATERIALS

1.	Lease between the Seller and Tenant, and all other agreements covering all or any part of the Property, including any and all modifications, supplements or amendments thereto;

2.	All service, maintenance, management or other contracts relating to the ownership and operation of the Property;

3.	All licenses and permits with respect to the ownership and operation of the Property, including but not limited to, building permits and certificates of occupancy in Seller's possession;

4.	All certificates of all fire, hazard, liability and other insurance policies covering or relating to the Property;

5.	The most current real estate and personal property tax statements with respect to the Property;

6.	Any existing surveys of the Property and as-built plans, BOMA measurements and specifications with respect to any improvements thereto or any part thereof in Seller's possession;

7.
If applicable, an original, current inventory of all tangible personal property and fixtures owned by Seller or any affiliate of Seller and located on, attached to or used or purchased for us in connection with the Property, certified by Seller to be true and correct as of the date of delivery;

8.
All warranties and guaranties relating to the Property, or any part thereof, or to the tangible personal property and fixtures owned by Seller or any affiliate of Seller and located on, attached to or used or purchased for use in connection with the Property;

9.	A rent roll certified by the existing management company currently operating the Improvements as being true, correct and complete as of the date of delivery;

10.
The written results of any inspections, studies, tests or other third party assessment reports conducted with respect to the Property in connection with Seller's acquisition thereof, including without limitation any environmental audits or reports;

11.
The most current financial statements available for the Property together with financial statements for the two (2) most recent completed fiscal years, such financial statements to contain for each such period at least a balance sheet and an income statement; and

12.	Any and all other documents, instruments, statements and information pertaining to the Property in Seller's possession that may be reasonably requested by Purchaser.

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